   EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces First Quarter 2015 Results and Provides Update on Recent Activities

Denver, Colorado, May 11, 2015 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its unaudited financial results and highlights for the first quarter ended March 31, 2015. Management's quarterly conference call to discuss these results is scheduled for 2:30 p.m. MDT on May 12, 2015. The Company’s unaudited financial statements, Management's Discussion and Analysis together with other important disclosures can be found in the Company's Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of First Quarter 2015 Financial Results

We reported a net loss of $0.9 million or $0.01 per share for the three months ended March 31, 2015.  This includes an unrealized $0.4 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”) and a realized loss of $0.3 on the sale of 8 million shares in the capital of Midas. We also realized a  gain of approximately $2.0 million on the completion of the sale of the Los Cardones gold project.  During the three months ended March 31, 2014, we reported a  net loss of $1.1 million, or $0.01 per share inclusive of an unrealized $2.1 million mark-to-market gain on our investment in Midas.

During the period, expenditures for exploration and property holding costs, principally at our Mt Todd gold project, were down approximately 31% from the same period in 2014. A significant portion of this reduction results from a weaker Australian dollar in 2015.  In addition, the Government of the Northern Territory shared the cost of treating and discharging water from the Batman pit during the period; there was no similar program in 2014.  At the corporate level, costs were down approximately18% in 2015 from 2014 levels. The 2014 costs included severance costs which resulted from the 2013 retrenchment; there were no similar programs in 2015.

Our working capital at March 31, 2015 totaled approximately $10.8 million, including cash of approximately $8.7 million. The Company has no debt.

Frederick H. Earnest, President and Chief Executive Officer, commented, “With the funding obtained from non-dilutive sources in the first quarter of the year, we now have a much stronger balance sheet and are better able to sustain our planned activities.  At Mt Todd, the wet season has ended and the site received 25% less rain than normal.  As a result pond levels are much lower than normal.  With the pumping and automated control system installed in the Batman pit we were able to discharge 1.4 million cubic meters of treated water from the pit. We wish to acknowledge the important role that the Government of the Northern Territory has played in this effort, and we are pleased with the positive working relationship we enjoy with them. We  have begun the field investigation work necessary to prepare the request for the authorization required under the Environmental Protection and Biodiversity Conservation Act 1999 ("EPBC Act")  from the federal government (as it relates to the Gouldian Finch). We anticipate that this authorization will be granted by the fourth quarter of this year. In the meanwhile, we continue to work on the general sections of the mine operating permit (known as the Mine Management Plan or "MMP").  We are focused on opportunities to advance the Mt Todd gold project beyond those improvements already caused by favorable changes in the US$/AUD exchange rate. We continue to work to have the Mt Todd gold project ready for development as economic conditions permit.”

To review the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2015, including the related Management's Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended March 31, 2015 and to discuss corporate and project activities is scheduled for Tuesday,  May 12, 2015 at 2:30 p.m. MDT.

Toll-free in North America: 1-866-233-5249

International:  416-642-3300

This call will also be web-cast and can be accessed at the following web location:

http://event.on24.com/r.htm?e=995235&s=1&k=6EEA209AD03BA545DFD00D23C996FA1D

This call will be archived and available at www.vistagold.com after May 12, 2015.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 679087.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  We also hold approximately 5.5%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our ability to sustain our planned activities, the timing and potential approval under the EPBC Act, timing and approval of the MMP, the economic impact of Mt Todd optimization efforts, the timeline for improved economic conditions and our attempt to develop the Mt Todd gold project are forward-looking statements and forward-looking information;  and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 3, 2015 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.